UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2022
_________________________________
 Codexis, Inc.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (650) 421-8100
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading	Name of Each Exchange on Which Registered
Symbols(s)
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05	Cost Associated with Exit or Disposal Activities.
On November 28, 2022, in alignment with the recently announced refined corporate strategy of Codexis, Inc. (the “Company”), the Board of Directors of the Company authorized a workforce reduction of approximately 18% of its workforce at that time. This measure was implemented in support of the Company’s refined corporate strategy of prioritizing time and resources on areas where the Company believes it has the strongest commercial opportunity and greatest probability of success.

Following a careful analysis of its internal program pipeline to identify critical priorities moving forward, the Company decided to discontinue investment in certain development programs and focus its financial resources and human capital on programs the Company believes have the greatest potential for long-term commercial success. These changes are being implemented to help enable the Company to focus on potentially high value programs and projects where the Company believes it has a strong competitive advantage.

The Company is providing post-employment benefits and 2022 bonus payments to impacted employees for a total of approximately $2.9 million. The Company expects to recognize this expense, excluding portions of the bonus payments which were recorded as expenses in prior quarters, in the fourth quarter of 2022, and it expects the $2.9 million to be paid primarily during the same period. The Company expects the workforce reduction to be substantially completed by December 31, 2022.

The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in applicable jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding the intended benefits of the Company’s refined corporate strategy; the number of employees impacted by the reduction in force; the Company’s expectations for lower operating expenses; and the Company’s expectations regarding the estimated costs, the timing of such costs, and the timing of completion of the reduction in force. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Information about factors that could materially affect actual results can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on November 4, 2022, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 29, 2022

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer